As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-184650

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

fOrm S-8

registration statement under the securities act of 1933

Ecolab Inc.

(Exact Name of Registrant as Specified in Its Charter)

mployer
Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0231510 (I.R.S. Employer Identification Number)

1 Ecolab Place

St. Paul, Minnesota 55102

(Address of Registrant’s Principal Executive Office) (Zip Code)

ECOLAB SAVINGS PLAN AND ESOP

FOR TRADITIONAL BENEFIT EMPLOYEES

(Full Title of the Plan)

Michael C. McCormick

Executive Vice President, General Counsel and Secretary

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

1-800-232-6522

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging Growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On October 30, 2012, Ecolab Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-184650) (the “Form S-8”) registering 4,000,000 shares of the Company’s Common Stock, $1.00 par value (“Shares”), to be offered or sold to the accounts of eligible employees of the Company under the Ecolab Savings Plan and ESOP for Traditional Benefit Employees (the “Plan”). The Form S-8 also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Pursuant to the undertakings contained in the Form S-8 to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing this post-effective amendment to the Form S-8 to deregister, and does hereby remove from registration, all Shares and all Plan participation interests that had been registered under the Form S-8 that remain unissued as of the date hereof.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description	Method of Filing

24.1	Powers of Attorney.	Filed herewith electronically.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on January 15, 2021.

ECOLAB INC.

By:	/s/ Christophe Beck
Christophe Beck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 15, 2021 by the following persons in the capacities indicated.

Signature	Title
/s/ Christophe Beck	President and Chief Executive Officer
Christophe Beck	(Principal Executive Officer) and Director

/s/ Daniel J. Schmechel	Chief Financial Officer
Daniel J. Schmechel	(Principal Financial Officer)

/s/ Scott D. Kirkland	Senior Vice President and Corporate Controller
Scott D. Kirkland	(Principal Accounting Officer)

/s/ Timothy A. Beastrom	Directors
Timothy A. Beastrom, as attorney-in-fact for
Douglas M. Baker, Shari L. Ballard, Barbara J. Beck, Jeffrey M. Ettinger,
Arthur J. Higgins, Michael Larson, David W. MacLennan, Tracy B. McKibben,
Lionel L. Nowell, III, Victoria J. Reich, and Suzanne M. Vautrinot

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on January 15, 2021.

ECOLAB SAVINGS PLAN AND ESOP

By:	/s/ Teresa Helm
Teresa Helm
Director, Benefits North America,
Human Resources
Ecolab Inc.
(Plan Administrator)